Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of MVP REIT, Inc. of our report dated March 30, 2015, relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ RBSM LLP

New York, New York
April 10, 2015